Exhibit 2.2

WARRANT ASSIGNMENT AND ASSUMPTION AGREEMENT

HAMMERHEAD ENERGY INC.,

DECARBONIZATION PLUS ACQUISITION CORPORATION IV,

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

Dated February 21, 2023

This Assignment and Assumption Agreement (the “Agreement”) is entered into as of February 21, 2023 (the “Effective Date”), by and among Decarbonization Plus Acquisition IV Corporation, an Alberta corporation (“DCRD”), Hammerhead Energy Inc., an Alberta corporation (“NewCo”), Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (collectively, “Computershare”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement (as defined below).

WHEREAS, DCRD and Continental have previously entered into the SPAC Warrant Agreement governing the terms of the SPAC Warrants;

WHEREAS, DCRD previously transferred by way of continuation from the Cayman Islands to Alberta in accordance with the Cayman Islands Companies Act (as amended) and domesticated as an Alberta corporation in accordance with the applicable provisions of the Business Corporations Act (Alberta);

WHEREAS, pursuant to the Business Combination Agreement, dated as of September 25, 2022 (as may be amended from time to time, the “Business Combination Agreement”), by and among DCRD, Hammerhead Resources Inc., an Alberta corporation, NewCo, and 2453729 Alberta ULC, an Alberta unlimited liability corporation, the parties intend to consummate a business combination, pursuant to which, among other things, DCRD will amalgamate with NewCo on or about the date hereof (the “SPAC Amalgamation”) and form one corporate entity (”New SPAC”);

WHEREAS, in connection with the SPAC Amalgamation and pursuant to the Business Combination Agreement, each SPAC Warrant, including (a) 15,812,000 warrants sold to the public in DCRD’s initial public offering (the “DCRD IPO” and such warrants, the “DCRD Public Warrants”) and (b) 12,737,500 warrants issued to Decarbonization Plus Acquisition Sponsor IV LLC, a Cayman Islands limited liability company (“DCRD Sponsor”), and certain of DCRD’s independent directors in connection with the DCRD IPO (the “DCRD Private Placement Warrants”), will be exchanged for warrants to purchase an equal number of Class A common shares in the authorized share capital of New SPAC (“New SPAC Class A Common Shares”) (as exchanged, such DCRD Public Warrants being referred to as “Public Warrants,” such DCRD Private Placement Warrants being referred to as “Private Placement Warrants” and such SPAC Warrants being referred to as “Warrants”) and be governed by the Amended and Restated Warrant Agreement to be entered into on or about the date hereof by New SPAC and Computershare (the “Amended and Restated Warrant Agreement”);

WHEREAS, in connection with the foregoing, DCRD, NewCo, Continental and Computershare wish that (i) New SPAC shall assume by way of assignment and assumption all of the liabilities, duties and obligations of DCRD under and in respect of the SPAC Warrant Agreement, (ii) Computershare shall be appointed as successor warrant agent under the SPAC Warrant Agreement and (iii) DCRD and the Continental shall be released from all liabilities, duties and obligations under and in respect of the SPAC Warrant Agreement; and

WHEREAS, Continental consents to the assignment and assumption of the SPAC Warrant Agreement from DCRD to New SPAC and wishes to release DCRD from its liabilities, duties and obligations under and in respect of the SPAC Warrant Agreement and DCRD consents to the assignment and assumption of the SPAC Warrant Agreement from Continental to Computershare and wishes to release Continental from its liabilities, duties and obligations under and in respect of the SPAC Warrant Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Assignment and Assumption. In accordance with Section 8.2 and Section 9.1 of the Warrant Agreement:

(a)

New SPAC shall be substituted for DCRD in the SPAC Warrant Agreement and shall become obligated to perform all of the liabilities, duties and obligations of DCRD under and in respect of the SPAC Warrant Agreement. New SPAC shall undertake full performance of the SPAC Warrant Agreement in the place of DCRD and shall faithfully and fully perform the SPAC Warrant Agreement as if New SPAC had been the original party thereto.

(b)

Computershare shall be substituted for Continental in the SPAC Warrant Agreement and shall be vested with the same powers, rights, liabilities, duties, obligations and responsibilities as if it had been originally named as warrant agent under the SPAC Warrant Agreement; provided that, in no event shall Computershare be liable for the actions or omissions of Continental under the SPAC Warrant Agreement prior to this assignment and assumption. Computershare undertakes full performance of the SPAC Warrant Agreement in the place of Continental. In furtherance of the foregoing, DCRD hereby waives the requirement in Section 8.2.1 of the SPAC Warrant Agreement that the successor warrant agent be a New York corporation with its principal office in the Borough of Manhattan, City and State of New York.

(c)

Continental and DCRD shall be irrevocably and unconditionally released from their liabilities, duties and obligations under and in respect of the SPAC Warrant Agreement, and their respective rights against each other under and in respect of the SPAC Warrant Agreement shall be cancelled.

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(d)	New SPAC shall owe to Computershare all the rights that were, immediately prior to the assignment and assumption, owed to Continental under and in respect of the SPAC Warrant Agreement.

(e)

Computershare shall perform and discharge all liabilities, duties and obligations under and in respect of the SPAC Warrant Agreement and be bound by its terms in every way as if New SPAC had been the original party thereto in place of DCRD.

(f)

New SPAC shall perform and discharge all liabilities, duties and obligations under and in respect of the SPAC Warrant Agreement and be bound by its terms in every way as if Computershare had been the original party thereto in place of Continental.

2.

Amendment and Restatement of Warrant Agreement. At the effective time of the SPAC Amalgamation, pursuant to Section 9.8 of the SPAC Warrant Agreement, New SPAC and Computershare shall enter into the Amended and Restated Warrant Agreement to reflect that, effective upon consummation of the SPAC Amalgamation, each Public Warrant and Private Placement Warrant will entitle the holder to purchase New SPAC Class A Common Shares in accordance with the terms and subject to the conditions set forth in the Amended and Restated Warrant Agreement.

3.

Release of DCRN and Continental from Liabilities. In consideration of this assignment and assumption, DCRD and Continental shall be released and discharged of all liabilities, duties and obligations to perform under the SPAC Warrant Agreement as of the date hereof, and shall be fully relieved of all liability to New SPAC or Computershare arising out of the SPAC Warrant Agreement.

4.	Effectiveness. This Agreement shall be effective as of the Effective Date.

5.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

6.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

7.	Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DECARBONIZATION PLUS ACQUISITION IV CORPORATION

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

SIGNATURE PAGE TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

SIGNATURE PAGE TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

HAMMERHEAD ENERGY INC.

By:	/s/ Michael Kohut
Name:	Michael Kohut
Title:	Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

SIGNATURE PAGE

TOASSIGNMENT AND ASSUMPTION AGREEMENT